Exhibit 10.1

AMENDMENT TWENTY–FIVE
TO THE LOGISTICS SERVICES AGREEMENT

This    AMENDMENT    TWENTY–FIVE    TO    THE    LOGISTICS    SERVICES
AGREEMENT (the “Amendment”) is entered into as of June 30, 2023 (the “Amendment Date”), by and between The Honest Company, Inc. (“CLIENT”) and GEODIS Logistics LLC (“GEODIS,” collectively referred to as the “Parties,” and each a “Party”).

RECITALS:

A.The Parties entered into that certain Logistics Services Agreement dated January 27, 2014, as amended from time-to-time (the “Agreement”);

B.Pursuant to the Agreement, GEODIS provides logistics and warehousing services for CLIENT at the facility located at 5550 Donovan Way, Las Vegas, NV 89081(the “Las Vegas Facility”) and the facility located at 651 Boulder Drive, Breinigsville, PA 18031 (the “PA Facility”); and

C.The Parties desire to amend Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.Effective April 1, 2023, Section 3 – Warehouse Cost of Amendment Thirteen is hereby deleted in its entirety and replaced with the following:

Warehouse Cost. GEODIS will charge CLIENT $1.017 per square foot (the “Baseline Cost”) for space utilized for the PA Services in the PA Facility. CLIENT will be charged for 350,000 square feet unless CLIENT elects to reduce its space commitment in accordance with Section 4 of this Amendment. To the extent possible, GEODIS shall use commercially reasonable efforts to utilize such space in an efficient manner that minimizes costs to CLIENT (e.g. including by double stacking to the extent reasonable).

2.Any capitalized terms not defined herein shall have the meanings set forth in the Agreement, as amended. Except as provided herein, the Agreement shall remain unchanged and in full force and effect in accordance with its terms. It is specifically understood and agreed that the foregoing shall not be deemed to be a waiver or amendment of any other provision of the Agreement or either Party’s rights or remedies under the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Date set forth above.

THE HONEST COMPANY, INC.	GEODIS LOGISTICS LLC
By: /s/ Kelly Kennedy	By: /s/ Anthony Jordan
Name: Kelly Kennedy	Name: Anthony Jordan
Title: Chief Financial Officer	Title: Chief Operating Officer
Date: 7/5/2023	Date: 6/30/2023